Exhibit 10.56

AMENDMENT NO. 5 TO LEASE

THIS AGREEMENT made this 28th day of February, 2005, by and between EWE WAREHOUSE INVESTMENTS V, LTD., as Lessor and MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, as Lessee located at 2780-2880 Old State Route 73, Wilmington, Ohio 45177.

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Lessor and Lessee entered into a Lease dated September 27, 1990 as amended June 28, 1996, July 31, 1998, June 26, 2000, and July 31, 2002 and

WHEREAS, the Lessor and Lessee desire to amend the Lease of approximately 102,400 square feet to extend the term, revise the rent.

NOW THEREFORE, the Lease is amended as follows.

1. Article 1. TERM. shall be revised as follows.

Effective March 1, 2005, the term of this Lease shall be extended for an additional two (2) years for a total term of sixteen (16) years, two (2) months, commencing January 1, 1991 and ending February 28, 2007, both dates inclusive.

2. Lessee warrants that Lessee has accepted and is now in possession of the Premises and that the Lease is valid and presently in full force and effect. Lessee accepts the Premises in its present “as is” condition.

3. Article 4. RENT. shall be revised as follows.

For the two (2) year period commencing March 1, 2005 and ending February 28, 2007, Lessee shall pay to the Lessor as Annual Rent for the Leased Premises the sum of FIVE HUNDRED FIFTY-EIGHT THOUSAND EIGHT HUNDRED SIXTY-FOUR AND 04/100 DOLLARS ($548,864.04) which shall be paid in equal monthly installments of FORTY-FIVE THOUSAND SEVEN HUNDRED THIRTY-EIGHT AND 67/100 DOLLARS ($45,738.67), due and payable on the first day of each month, in advance, without demand.

4. Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the Lessor and Lessee have affixed their signatures to duplicates of this Amendment, this 25th day of February 2005, as to Lessee and this 28th day of February, 2005, as to Lessor.

Signed and acknowledged	LESSOR:	EWE WAREHOUSE INVESTMENTS V, LTD.
in the presence of:		BY MILLER-VALENTINE REALTY, INC.
ITS MANAGING AGENT

/s/ Barbara J. Gilmore	By:	/s/ Chuck McCosh
Chuck McCosh
Barbara J. Gilmore	Title:	President
Print Name

/s/ Michelle Atkinson

Michelle Atkinson
Print Name
	LESSEE:	MERRIMACK SERVICES CORPORATION
dba PC CONNECTION SERVICES

/s/ Eileen A. Gagnon	By:	/s/ Robert A. Pratt
Eileen A. Gagnon	Title:	Director of Facilities
Print Name

Print Name

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this 28th day of February 2005, by Chuck McCosh, President of MILLER-VALENTINE REALTY, INC.

/s/ Rita A. Hughes
NOTARY PUBLIC

STATE OF New Hampshire, COUNTY OF Hillsborough, SS:

The foregoing instrument was acknowledged before me this 25th day of February, 2005, by Robert A. Pratt, the Director of Facilities of MERRIMACK SERVICES CORPORATION, a corporation on behalf of said corporation.

/s/ Dolores R. Collins
NOTARY PUBLIC